EX-99.906CERT

CERTIFICATION OF PRESIDENT AND TREASURER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

J. Steven Orr, President and Chief Executive Officer, and Joel Colpitts, Treasurer and Principial Financial Officer of Texas Capital Funds Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Treasurer and Principal Financial Officer

/s/ J. Steven Orr	/s/ Joel Colpitts
J. Steven Orr	Joel Colpitts

Date:	September 3, 2026	Date:	September 3, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Texas Capital Funds Trust and will be retained by Texas Capital Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.